CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated August 25, 2016, on the financial statement of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”), as of August 23, 2016 and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.’s Registration Statement on Form N-2.

COHEN & COMPANY, LTD.
Cleveland, Ohio
September 26, 2016